Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release, including any and all Exhibits, (the “Agreement”) is made and entered into between MTS Systems Corporation ("MTS"), on the one hand, and Laura B. Hamilton (“Executive”), on the other hand, upon the following terms and conditions:

1.             Factual Recitals.  Whereas, Executive intends to separate her employment from MTS effective on the Separation Date which is defined in Paragraph 2 below.  Whereas, in connection with Executive’s separation, MTS is offering this voluntary separation package to Executive, and MTS has no obligation to provide Executive with the consideration set forth herein except in exchange for Executive’s performance of this Agreement.  Whereas, Executive has been paid all wages and all other compensation and benefits to which Executive was entitled prior to signing this Agreement and agrees to forgo any right to any future compensation or benefits, except as set forth in the Agreement.  Whereas, Executive and MTS intend by this Agreement to fully and finally resolve any actual or potential disputes or claims between them, including any actual or potential disputes relating to wages, compensation, or employment.  Whereas, Executive has read, understood, and considered this Agreement, and has signed this Agreement knowingly and voluntarily.

2.             Effective and Separation Dates. This Agreement shall become binding and effective on the date by when it has been signed by all parties hereto (the "Effective Date").  Executive’s last date of employment shall be on August 25, 2011 (the “Separation Date”).

3.             Severance Benefit and Other Consideration.  Executive acknowledges that she has no entitlement to the consideration set forth in this Paragraph 3, except as consideration in exchange for the performance of the terms and conditions of this Agreement.  In consideration for Executive’s performance of the covenants and obligations hereunder, MTS will provide Executive with the following:

(a)           The Executive shall be entitled to twelve (12) months' base salary (calculated based on the Executive's then-current annualized rate) equal to Five Hundred and Twenty Five Thousand Dollars and No Cents ($525,000.00), less applicable tax and related withholdings (the "Severance Benefit").  Subject to the foregoing provisions and the remainder of this Agreement, the Severance Benefit shall be paid in a lump sum fifteen (15) business days following the date by which Executive has signed and returned this Agreement.

(b)           Executive shall continue to be enrolled in her current health care plan as well as any life insurance and disability plans provided by MTS through the completion of the six (6) month period following Executive's Separation Date.  Should MTS change health care providers, the level of coverage provided to Executive will remain the same as in Executive’s current health care plan and will remain so for the COBRA contribution coverage period referenced in Paragraph 3(c) below.

(c)           If Executive timely elects COBRA continuation coverage under her current health care plan, MTS shall pay the cost of such coverage until the earlier of 18 months after the Separation Date or the date on which Executive is no longer eligible for COBRA coverage.

(d)           MTS shall cause outplacement services, at the appropriate executive level, to be made available to Executive for 12 months following the Separation Date.

Regardless of whether the Executive signs this Agreement, MTS will pay Executive her final paycheck for her employment services and for any earned and unused vacation time, through the Separation Date.  MTS also will reimburse Executive for reasonable business expenses appropriately incurred by the Executive prior to the Separation Date in furtherance of her employment with MTS.  Executive shall submit all requests to MTS for expense  reimbursement within ten (10) days after the Separation Date.  Any requests submitted thereafter shall not be eligible for reimbursement.  Any outstanding stock options granted to Executive under the MTS Systems Corporation 2006 Stock Incentive Plan or the MTS Systems Corporation 2011 Stock Incentive Plan (together the "Stock Incentive Plans") will expire and no longer be exercisable 180 days after the Separation Date, and before completion of this 180 day period, only options that have become exercisable under the existing plan terms may be exercised.  Any shares of restricted stock and any restricted stock units granted to the Executive under the Stock Incentive Plans that are unvested as of the Separation Date shall be forfeited as of such date.

4.             General Release of MTS by Executive.  Executive understands that by signing this Agreement, she is agreeing not to sue or otherwise file any claim against MTS or its affiliates or any of their officers, directors, employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.  Except for the obligations arising out of this Agreement, Executive, on Executive’s own behalf and on behalf of all of Executive’s respective legal predecessors, successors, and assigns, does hereby fully and forever release, discharge, and absolve MTS, and each and all of its legal predecessors, successors, assigns, owners, fiduciaries, companies, divisions, parents, subsidiaries, affiliates, non-health plan related insurers, and related entities, and each of the foregoing’s respective past, present, and future officers, principals, directors, partners, employees, agents, volunteers, attorneys, trustees, administrators, executors, and representatives (all collectively referred to herein as the “MTS Released Parties”) from, of, and for any and all claims, demands, damages, debts, controversies, liabilities, losses, accounts, obligations, costs, expenses, attorneys’ fees, actions, liens, causes, and/or causes of action, at law or in equity, whether known or unknown, which Executive now has, has ever had, or may have in the future against MTS Released Parties based upon, arising out of, concerning, relating to, or resulting from any act, omission, matter, fact, occurrence, transaction, thing, state of facts, claim, contention, statement, or event occurring or existing at any time in the past up to and including the date Executive has signed this Agreement.  Without limiting the generality of the foregoing, this General Release applies to any and all claims, demands, damages, debts, controversies, liabilities, losses, obligations, costs, expenses, attorneys’ fees, actions, liens, causes, and/or causes of action (i) for wages, bonuses, commissions, incentive compensation, compensation, penalties or interest, (ii) which in any way are based upon, relate to, arise out of, or result from Executive’s hiring by, employment with, or separation from MTS, (iii) which in any way are based upon, relate to, arise out of, or result from any of Executive’s other affiliation with the MTS Released Parties, or (iv) which could be asserted by Executive under any federal, state, or local law, regulation, ordinance, or executive order, including, but not limited to, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the federal Family Medical Leave Act, as amended, the Americans with Disabilities Act, the Employment Retirement Income Security Act (ERISA), the Minnesota Human Rights Act, the Minnesota Fair Labor Standards Act, or any other statute or law prohibiting discrimination, or any common law or equity theory.  Without waiver of the generality of the foregoing, nothing in this Agreement shall affect Executive’s (i) rights to file claims for workers’ compensation or unemployment insurance benefits, (ii) vested retirement or pension benefits, if any, (iii) indemnification rights to the extent set forth in MTS's by-laws, or (iv) rights under any applicable state or federal law that creates rights that may not be waived, compromised, exchanged, or relinquished.  MTS acknowledges and affirms that the Executive is entitled to indemnification rights as set forth in MTS’s by-laws, subject to the terms and conditions of such rights.  But for the obligations arising from this Agreement, having reviewed this provision, Executive nevertheless hereby voluntarily waives and relinquishes any and all rights or benefits Executive may have, or any other statutory or non-statutory law of similar effect, and fully releases the MTS Released Parties from any and all unknown claims.  Executive further affirms that Executive has disclosed any concerns Executive may have had about questionable accounting, internal accounting controls or auditing matters, or any non-compliance with legal or regulatory requirements, including possible violations of the federal securities laws, to Executive’s manager or supervisor, or MTS’s General Counsel or Chief Compliance Officer (or a member of their teams), or through the confidential procedures provided by MTS's written policies.

5.           Covenant Not to Sue.  To the extent permitted by law, at no time subsequent to the execution of this Agreement will Executive file, maintain, or execute upon, or cause or permit the filing or maintenance or execution upon, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any judgment, charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Executive released under Paragraph 4, above.  Executive also warrants that neither Executive, nor anyone acting on Executive’s behalf, has filed any claim, charge or action against any of MTS Released Parties based in whole or in part on any matter covered by Paragraph 4, above.  Nothing in this Agreement precludes Executive from filing a discrimination charge with or participating in an investigation conducted by certain governmental agencies; however, if any administrative charge or lawsuit is commenced that is based in whole or in part on any matter covered by Paragraph 4 in a court or administrative agency, Executive waives and agrees not to accept any award of money or other damages as a result of such charge or lawsuit.

6.           No Admission; Reliance.  Neither this Agreement nor anything contained in this Agreement shall be construed as an admission of any fact, issue, or liability by either party hereto.  The parties acknowledge that they have not executed this Agreement in reliance on any promise, representation, statement, warranty or agreement other than those set forth expressly herein.

7.             Return of Property.

(a)           Executive agrees that on her Separation Date, she will (i) deliver to MTS any property (or any copy or other manifestation thereof) of MTS or any of the other MTS Released Parties, including but not limited to computers, cellular phones, wireless or similar devices (other than Executive's IPhone as set forth below), books, papers or records, correspondence or email, whether in tangible or electronic form (collectively, "MTS Property") in her possession; (ii) delete all MTS Property stored in electronic form on her computer(s) or other electronic storage devices (for the avoidance of doubt, Executive will also deliver such MTS Property to MTS pursuant to the preceding clause); and (iii) not provide, and represents and warrants that she has not provided, any copy, whether in electronic form or not, of any MTS Property to any third parties.

(b)           If Executive should subsequently discover any MTS Property in her possession, she shall promptly return it and all copies thereof to MTS.  MTS agrees that Executive may retain her IPhone to the extent that it does not contain any other MTS Property (and Executive shall present such IPhone to MTS in order for MTS to wipe clean its MTS-related contents completely), and that Executive may retain (or be provided for her future use) certain contact information subject to MTS’s prior review and approval.

8.             Non Competition and Confidentiality.

(a)           Executive agrees that, as a condition of receiving benefits under this Agreement, she will not render services directly or indirectly to any competing organization located in any market in which MTS was doing business as of Executive's Separation Date for the six (6) month period of time during which Executive is receiving benefits under this Agreement, in connection with the design, implementation, development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any "Conflicting Product" which as used herein means any product, process, system or service of any person, firm, corporation, organization other than MTS, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system, or service produced, developed or used by MTS.

(b)           Executive further agrees and acknowledges her existing obligation that, at all times during and subsequent to her employment with MTS, she will not divulge or appropriate to her own use or the uses of others any secret or confidential information pertaining to the business of MTS, or any of its subsidiaries, obtained during her employment by MTS or any of its subsidiaries.

(c)           If Executive violates her obligations under subparagraphs (a) and (b) above, any remaining payments or benefits otherwise due Executive pursuant to paragraph 3 of this Agreement shall not be paid.

9.             Forfeiture and Recapture of Severance Benefit.  Executive acknowledges and agrees that MTS and its shareholders need to protect themselves from Conduct Detrimental to MTS and the provisions of this paragraph are designed to protect MTS and its shareholders from Conduct Detrimental to MTS.

(a)           MTS shall have no obligation to pay Executive the Severance Benefit pursuant to Paragraph 3(a), and Executive agrees to repay any portion of such Severance Benefit previously paid, if MTS establishes, by a preponderance of the evidence, that Executive engaged in Conduct Detrimental to MTS during the period of Executive's employment or during the 18-month period following the termination of Executive's employment.  For this purpose, MTS acknowledges that as of the date of this Agreement it has no knowledge of Executive having engaged in Conduct Detrimental to MTS.

(b)           "Conduct Detrimental to MTS," as used in this paragraph, means: (i) conduct during Executive’s employment that would constitute Cause as defined in Executive's Change in Control Agreement, dated December 31, 2008, if known by MTS prior to the termination of the Executive's employment; (ii) Executive violates the provisions of Paragraph 8 of this Agreement; or (iii) MTS's financial statements are required to be restated resulting from errors, omissions or fraud by the Executive during Executive’s employment with MTS.

(c)           Notwithstanding the above, MTS shall offset against any Severance Benefit due and owing to the Executive any incentive compensation paid to the Executive by MTS that the Executive is required by law or the terms of any incentive compensation plan or agreement, to repay to MTS as a result of any material misstatement of MTS's financial statement or for any other reason, regardless of the Executive's culpability.

10.           Non-disparagement.  Executive agrees that Executive will not, directly or indirectly, make any disparaging, derogatory, or defamatory remarks about MTS, any of its or its affiliates’ executives, officers, directors, or managers, and Executive further agrees not make any negative comments to the media, or otherwise attempt to generate negative publicity about MTS, any of its affiliates, or any of MTS’s affiliates’ executives, officers, directors, or managers.  MTS agrees that it will seek Executive's agreement to the language used in any press release describing Executive's separation from MTS.  MTS also agrees that (i) it will not to make any disclosures or issue any press releases containing any remarks about Executive that are disparaging, derogatory, defamatory or contrary to what is contained in the press release describing Executive's separation from MTS, and (ii) it will use its best efforts to cause the members of its Board of Directors (the “Board”) not to make, directly or indirectly, any remarks about Executive that are disparaging, derogatory or defamatory nor any remarks that are contrary to what is contained in the press release describing Executive's separation from MTS.  Notwithstanding the foregoing, the provisions of this Section 10 shall not be deemed to preclude or in any way hinder Executive’s, MTS’s or any Board member’s cooperation or truthful disclosure of information made in good faith pursuant to any request or investigation by MTS or any government agency or office, or as otherwise required by law.

11.           Age Discrimination in Employment Release.  Executive expressly recognizes and agrees that, by entering into this Agreement, Executive is waiving any and all rights or claims that Executive may have arising under the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act, which have arisen on or before the date of the execution of this Agreement.  By Executive's execution of this Agreement, Executive warrants and represents:  (i) in return for Executive's execution of this Agreement, Executive will receive payments and benefits which are beyond those to which Executive was otherwise entitled; (ii) Executive was advised (by this Agreement) to consult with an attorney before signing this Agreement; (iii) Executive has been given twenty-one (21) days to review this ADEA release and seven (7) days to revoke it; and, (4) Executive has voluntarily elected to execute this Agreement.  In the event Executive wishes to revoke this Agreement, Executive must provide immediate written notice of revocation, by e-mail or facsimile transmission, to the attention of Louis Ainsworth, Acting General Counsel, lainsworth@faegre.com or (612) 766-1600 (please put to the attention of Mr. Ainsworth), by no later than the seventh (7th) day after Executive has signed the Agreement.

12.           Other Agreements.  Executive will continue to comply with and be subject to any obligations Executive has to MTS or its affiliates under any existing contracts or agreements, including but not limited to the any confidentiality, proprietary information, restrictive covenant, non-compete, non-solicitation, and property assignment agreements.

13.           Resignation of Positions and Offices.  Executive hereby resigns from any offices, positions, directorships, memberships, trusteeships, appointments and nominee roles that Executive may have at MTS or any of its affiliates by virtue of Executive’s employment with MTS.  Executive hereby agrees to enter into such other agreements with MTS and its affiliates as are reasonably necessary to give effect to the terms and provisions of this Paragraph 13.

14.           No Other Payments or Benefits.  Except as expressly provided in this Agreement, the Executive acknowledges and agrees that she is not entitled to and will not receive any other compensation, payments, benefits, or recovery of any kind from MTS or the other MTS Released Parties, including without limitation any bonus, severance, equity or other payments.  In the event of any further proceedings whatsoever based upon any matter released herein, the Executive hereby waives, and agrees that the Executive shall not have and the Released Parties shall not be liable for, any further monetary or other recovery of any kind arising out of or related to any such matter, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of the Executive.

15.           Representations and Warranties.  Executive represents and warrants that (a) she is of sound mind, (b) she has signed this agreement voluntarily and without duress or undue influence, with the opportunity to discuss these terms with an attorney or advisors of her own choosing, and (c) she understands that she is providing a full release of legal claims.  Executive further represents and warrants that Executive has not assigned or transferred to any person not a party to this Agreement any matter or any part or portion of any matter released under this Agreement, and Executive will defend, indemnify, and hold harmless MTS from and against any claim (including the payment of attorneys’ fees and costs incurred in litigation or otherwise) based on or in connection with or arising out of any such assignments or transfer made.

16.           Cooperation.  Following the Separation Date, the Executive shall cooperate fully with MTS and the other MTS Released Parties in transitioning her responsibilities as requested by MTS, and shall cooperate fully in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving MTS or any of the other MTS Released Parties and which in any way relate to or involve the Executive’s employment with MTS.  The Executive's obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as MTS and the other MTS Released Parties may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to MTS and any of the other MTS Released Parties any truthful papers reasonably requested by any of them.  The Executive shall be reimbursed for reasonable out-of-pocket expenses that the Executive incurs in rendering cooperation after the Separation Date pursuant to this Paragraph 16.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.  The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties hereto.

18.           Arbitration.  Other than claims for provisional injunctive relief, which either party may seek in court, any dispute arising from or relating to this Agreement shall be submitted to a confidential, final and binding arbitration before a single arbitrator in Minneapolis, Minnesota in accordance with the then-existing rules of the American Arbitration Association.

19.           Severability.  If any provision or part of this Agreement other than the Release of claims set forth in Paragraph 4 above, is declared illegal or unenforceable by any court or governmental agency of competent jurisdiction and cannot be modified or reformed to be enforceable, that provision or part will immediately become null and void, leaving the remainder of this Agreement in full force and effect and to this end, the provisions of this Agreement are declared to be severable.  However, if the Release contained in this Agreement is found by a court to be invalid or unenforceable, Executive agrees promptly upon the request of MTS to execute a new release that is valid and enforceable.  In the absence of a valid, fully enforceable release, this Agreement shall be null and void.

20.           Notices.  Unless otherwise specified herein, all notices, requests, demands and other communications provided for by this Agreement shall be addressed to the address of the respective party stated below or to such change of address as such party may have fixed by like notice similarly given: (1) To Executive: to her current address on file with MTS and to her counsel Howard J. Rubin, Davis & Gilbert LLP, 1740 Broadway, New York, NY 10019; and (2) To MTS: General Counsel, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344.

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21.           Entire Agreement/Modification.  Subject to applicable plans described in Paragraph 3 and the matters contemplated by Paragraph 12, this constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and discussions.  The parties agree that no waiver by any party of any particular provision or right under this Agreement shall be deemed to be a waiver of any other provision or right herein. This Agreement may be modified, and any provision waived, only by written instrument executed by the parties hereto.

AGREED TO AND ACCEPTED:

MTS Systems Corporation

/s/ Laura B. Hamilton	/s/ Sue Knight
Laura B. Hamilton	By: CFO

DATE: August 25, 2011	DATE: August 25, 2011